Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-96582, No. 33-96580, No. 333-34509 and No. 333-91591 of Canterbury Park Holding Corporation on Form S-8  and Registration Statement No. 33-81262C on form S-3 of Canterbury Park Holding Corporation of our report dated March 8, 2002 appearing in this Annual Report on Form 10-KSB of Canterbury Park Holding Corporation for the year ended December 31, 2001.

Deloitte & Touche LLP

Minneapolis, Minnesota

March 29, 2002